GREENLIGHT RE ANNOUNCES
THIRD QUARTER 2014 FINANCIAL RESULTS

GRAND CAYMAN, Cayman Islands - November 3, 2014 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) today announced financial results for the third quarter ended September 30, 2014. Greenlight Re reported a net loss of $51.8 million for the third quarter of 2014, compared to net income of $56.5 million for the same period in 2013. The net loss per share for the third quarter of 2014 was $1.40, compared to fully diluted net income per share of $1.50 for the same period in 2013.

Fully diluted adjusted book value per share was $29.16 as of September 30, 2014, a 13.5% increase from $25.70 per share as of September 30, 2013.

"Our underwriting portfolio performed as expected during the third quarter," said Bart Hedges, Chief Executive Officer of Greenlight Re. "While the competitive market conditions continue to make it challenging to find new business that meets our return hurdles, we are excited by the new opportunities that we are seeing from our expanded underwriting team and we remain confident that we will be able to capitalize on these opportunities."

Financial and operating highlights for Greenlight Re for the third quarter ended September 30, 2014 include:

•
Gross written premiums of $97.2 million, compared to $148.8 million in the third quarter of 2013; net earned premiums were $79.5 million, a decrease from $163.9 million reported in the prior-year period.

•	Underwriting income of $4.0 million, compared to underwriting income of $16.0 million in the third quarter of 2013.

•
A composite ratio for the nine months ended September 30, 2014 of 94.2% compared to 92.7% for the prior-year period. The combined ratio for the nine months ended September 30, 2014 was 100.2% compared to 96.8% for the prior year period.

•
A net investment loss of 3.7% on Greenlight Re's investment portfolio managed by DME Advisors, LP compared to a net investment gain of 4.0% in the third quarter of 2013. For the first nine months of 2014, net investment income was $49.8 million, representing a gain of 3.2%, compared to net investment income of $134.8 million during the comparable period in 2013 when Greenlight Re reported a 12.2% return.

“During the third quarter of 2014, our investment portfolio gave back some of the gains we generated during the previous six months; however, with the recent equity market correction we are seeing more attractive investment opportunities,” stated David Einhorn, Chairman of the Board of Directors. “The Company remains focused on delivering value from both underwriting and investing in what has been a challenging market for both.”

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the third quarter ended September 30, 2014 on Tuesday, November 4, 2014 at 9:00 a.m. Eastern time.  The conference call title is Greenlight Capital Re, Ltd. Third Quarter 2014 Earnings Call.

To participate in the Greenlight Capital Re, Ltd. Third Quarter 2014 Earnings Call, please dial in to the conference call at:

U.S. toll free             1-888-336-7152
International            1-412-902-4178

Telephone participants may avoid any delays by pre-registering for the call using the following link to receive a special dial-in number and PIN.
Conference Call registration link: http://dpregister.com/10054461

The conference call can also be accessed via webcast at:

http://services.choruscall.com/links/glre141104.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on November 4, 2014 until 9:00 a.m. Eastern time on November 12, 2014.  The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10054461. An audio file of the call will also be available on the Company's website, www.greenlightre.ky .

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Regulation G
Fully diluted adjusted book value per share is a non-GAAP measure and represents basic adjusted book value per share combined with the impact from dilution of share based compensation including in-the-money stock options and RSUs as of any period end. Book value is adjusted by subtracting the amount of the non-controlling interest in joint venture from total shareholders' equity to calculate adjusted book value. We believe that long term growth in fully diluted adjusted book value per share is the most relevant measure of our financial performance. In addition, fully diluted adjusted book value per share may be of benefit to our investors, shareholders and other interested parties to form a basis of comparison with other companies within the reinsurance industry.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.ky) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland.  Greenlight Re provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces.

Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited.  With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re's assets are managed according to a value-oriented equity-focused strategy that complements the Company's business goal of long-term growth in book value per share.

Contact:
Garrett Edson
ICR
(203) 682-8331
IR@greenlightre.ky

Media:
Brian Ruby
ICR
(203) 682-8268
Brian.ruby@icrinc.com

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2014 and December 31, 2013
(expressed in thousands of U.S. dollars, except per share and share amounts)

	September 30, 2014	December 31, 2013
	(unaudited)	(audited)
Assets
Investments
Debt instruments, trading, at fair value	$23,648	$4,312
Equity securities, trading, at fair value	1,214,510	1,282,156
Other investments, at fair value	149,926	107,211
Total investments	1,388,084	1,393,679
Cash and cash equivalents	8,802	3,722
Restricted cash and cash equivalents	1,367,168	1,334,074
Financial contracts receivable, at fair value	37,103	104,048
Reinsurance balances receivable	165,515	167,340
Loss and loss adjustment expenses recoverable	11,214	16,829
Deferred acquisition costs, net	38,245	51,797
Unearned premiums ceded	5,264	3,173
Notes receivable	2,046	16,049
Other assets	7,454	4,565
Total assets	$3,030,895	$3,095,276
Liabilities and equity
Liabilities
Securities sold, not yet purchased, at fair value	$1,113,300	$1,111,690
Financial contracts payable, at fair value	30,133	18,857
Due to prime brokers	266,677	314,702
Loss and loss adjustment expense reserves	278,504	329,894
Unearned premium reserves	133,921	173,057
Reinsurance balances payable	43,051	38,789
Funds withheld	7,462	10,126
Other liabilities	12,234	11,857
Performance compensation payable to related party	10,852	—
Total liabilities	1,896,134	2,008,972
Equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 31,078,295 (2013: 30,791,865): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,895 (2013: 6,254,949))	3,733	3,705
Additional paid-in capital	499,638	496,622
Retained earnings	600,172	551,268
Shareholders’ equity attributable to shareholders	1,103,543	1,051,595
Non-controlling interest in joint venture	31,218	34,709
Total equity	1,134,761	1,086,304
Total liabilities and equity	$3,030,895	$3,095,276

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the three and nine months ended September 30, 2014 and 2013
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended September 30		Nine months ended September 30
	2014	2013	2014	2013
Revenues
Gross premiums written	$97,200	$148,765	$249,755	$410,927
Gross premiums ceded	(2,706)	(2,389)	(11,405)	(925)
Net premiums written	94,494	146,376	238,350	410,002
Change in net unearned premium reserves	(15,003)	17,515	40,685	(3,640)
Net premiums earned	79,491	163,891	279,035	406,362
Net investment income (loss)	(54,027)	49,448	49,755	134,834
Other income (expense), net	(22)	(1)	401	(100)
Total revenues	25,442	213,338	329,191	541,096
Expenses
Loss and loss adjustment expenses incurred, net	53,028	94,366	177,035	238,989
Acquisition costs, net	22,478	53,521	85,844	137,753
General and administrative expenses	3,327	7,085	16,727	16,788
Total expenses	78,833	154,972	279,606	393,530
Income (loss) before income tax expense	(53,391)	58,366	49,585	147,566
Income tax (expense) benefit	254	(90)	828	(540)
Net income (loss) including non-controlling interest	(53,137)	58,276	50,413	147,026
Loss (income) attributable to non-controlling interest in joint venture	1,369	(1,740)	(1,509)	(5,257)
Net income (loss)	$(51,768)	$56,536	$48,904	$141,769
Earnings (loss) per share
Basic	$(1.40)	$1.53	$1.31	$3.85
Diluted	$(1.40)	$1.50	$1.29	$3.78
Weighted average number of ordinary shares used in the determination of earnings and loss per share
Basic	36,984,650	36,875,716	37,214,809	36,820,199
Diluted	36,984,650	37,645,053	37,874,627	37,541,623

The following table provides the ratios for the nine months ended September 30, 2014 and 2013:

	Nine months ended September 30			Nine months ended September 30
		2014			2013
	Frequency	Severity	Total	Frequency	Severity	Total

Loss ratio	66.8%	14.5%	63.4%	63.0%	(61.3)%	58.8%
Acquisition cost ratio	31.5%	19.3%	30.8%	34.5%	17.9%	33.9%
Composite ratio	98.3%	33.8%	94.2%	97.5%	(43.4)%	92.7%
Internal expense ratio			5.5%			3.5%
Corporate expense ratio			0.5%			0.6%
Combined ratio			100.2%			96.8%